Exhibit 1.1

ELI LILLY AND COMPANY

Underwriting Agreement

September 8, 2021

Merrill Lynch International

Barclays Bank PLC

BNP Paribas

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

    As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

c/o Barclays Bank PLC

5 The North Colonnade, Canary Wharf

London E14 4BB

United Kingdom

c/o BNP Paribas

16, boulevard des Italiens

75009 Paris

France

c/o Citigroup Global Markets Limited

Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

United Kingdom

c/o Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Ladies and Gentlemen:

Eli Lilly and Company, an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), €600,000,000 aggregate principal amount of its 0.500% Notes due 2033 (the “2033 Notes”), €500,000,000 aggregate principal amount of its 1.125% Notes due 2051 (the “2051 Notes”), €700,000,000 aggregate principal amount of its 1.375% Notes due 2061 (the “2061 Notes”)and £250,000,000 aggregate principal amount of its 1.625% Notes due 2043 (the “2043 Notes”), in each case having the terms set forth in Schedule 4 hereto (collectively, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of February 1, 1991 (as may be supplemented from time to time, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation (as successor to Citibank, N.A., the original trustee), as trustee (the “Trustee”).

Section 1. Covenants of the Company.

The Company covenants and agrees with each Underwriter that the Company will use commercially reasonable efforts to list the Securities on the New York Stock Exchange.

Section 2. Conditions of the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the following additional condition:

(a) Clearance and Settlement. The Securities shall be eligible for clearance and settlement through Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V.

Section 3. Contractual Recognition of Bail-In (EEA).

Notwithstanding and to the exclusion of any other term of this agreement (“Agreement”) or any other agreements, arrangements or understanding among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; and/or (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 3,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

Section 4. Contractual Recognition of Bail-In (UK)

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant United Kingdom (“UK”) resolution authority, and acknowledges, accepts and agrees to be bound by:

(i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof: (w) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the UK Bail-in Liability; and/or (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

As used in this Section 4:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Section 5. Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 5:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 6. Manufacturer Acknowledgement (EEA)

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “EU MiFID Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the EU MiFID Product Governance Rules:

Each of Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (each a “EU Manufacturer”), acknowledges that it understands the responsibilities conferred upon it under the EU MiFID Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the prospectus supplement and announcements in connection with the Securities; and the other Underwriters (other than those not subject to the EU MiFID Product Governance Rules) and the Company note the application of the EU MiFID Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in the prospectus supplement and announcements in connection with the Securities.

Section 7. Manufacturer Acknowledgement (UK)

Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

Each of Merrill Lynch International, Barclays Bank plc, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (each a “UK Manufacturer”), acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the prospectus supplement and announcements in connection with the Securities; and the other Underwriters (other than those not subject to the UK MiFIR Product Governance Rules) and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the prospectus supplement and announcements in connection with the Securities.

Section 8. Agreement Among Underwriters; Stabilization.

The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Managers” means the Representatives, “Settlement Lead Manager” means Merrill Lynch International, “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of the Standard Provisions.

The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule 1 hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the euro and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter is able to purchase euros with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the accuracy of the representations and warranties as of the Time of Sale and as of the Closing Date (as defined below) and the agreements set forth herein and incorporated by reference herein, and subject to the conditions set forth herein and incorporated by reference herein, agrees, severally and jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) 99.376% of the principal amount thereof in the case of the 2033 Notes, (ii) 97.148% of the principal amount thereof in the case of the 2051 Notes, (iii) 97.150% of the principal amount thereof in the case of the 2061 Notes and (iv) 97.318% of the principal amount thereof in the case of the 2043 Notes plus, in each case, accrued interest, if any, from September 14, 2021 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase the Securities hereunder constitutes a BRRD Liability and such Underwriter does not, at the Closing Date, purchase the full amount of the Securities that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation as set forth in Section 3 and Section 4 with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of this Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and this paragraph shall remain in full force and effect with respect to the obligations of the other Underwriters.

Payment for and delivery of the Securities shall be made through the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., London time, on September 14, 2021, or at such other time or place on the same or such other date, not later than the seventh business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”).

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery in book entry form through a common depositary or its nominee for Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. for the account of the Underwriters, of one or more global notes representing each series of the Securities (collectively, the “Global Note”). The Global Note (or a true copy thereof) will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Other than as described immediately below, all provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) dated February 20, 2014 (the “Standard Provisions”) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

Section 1(t) of the Standard Provisions shall be amended to include the following: “With regard to (i) BNP Paribas and Deutsche Bank AG, London Branch, the representation, warranty and undertaking given in this Section 1(t) will not apply if and to the extent that such representation, warranty and undertaking are or would be unenforceable by reason of breach of any provision of the Council Regulation (EC) 2271/96 (the “Blocking Regulation”), or any law or regulation implementing such Blocking Regulation in any member state of the European Union; or (ii) BNP Paribas and Deutsche Bank AG, London Branch, the representation, warranty and undertaking given in this Section 1(t) will not apply if and to the extent that such representation, warranty and undertaking are or would be unenforceable by reason of breach of any provision of the Council Regulation (EC) 2271/96 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Blocking Regulation”), or any law, regulation or order implementing the UK Blocking Regulation. With regard to Deutsche Bank AG, London Branch, the representation, warranty and undertaking given in this Section 1(t) apply only if and to the extent that they do not result in a violation of the Council Regulation (EC) no. 2271/96 of 22 November 1996, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung – AWV) or any other applicable antiboycott or similar laws or regulations.”

Section 4(d) of the Standard Provisions shall be deleted in its entirety and replaced with: “(d) The Representative(s) shall have received on the Closing Date an opinion of counsel of Kirkland & Ellis LLP, dated the Closing Date.”

Exhibit A of the Standard Provisions shall be deleted in its entirety and replaced with: “Reserved.”

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

All statements, requests, notices and agreements shall be in writing (including transmissions by electronic mail or facsimile) and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives at the offices or facsimile numbers thereof specified in Schedule 2 hereto, as may be amended from time to time by written notice to the Company; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Lilly Corporate Center, Indianapolis, Indiana 46285, email: paz_robert_l@lilly.com, Attention: Treasury team.

[Signature Pages as Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ELI LILLY AND COMPANY

By:	/s/ Philip Johnson
Name: Philip Johnson
Title: Senior Vice President, Finance, and Treasurer

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

BARCLAYS BANK PLC

By:	/s/ Annie Carpenter
Name: Annie Carpenter
Title: Director

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

BNP PARIBAS

By:	/s/ Hugh Pryse-Davies
Name: Hugh Pryse-Davies
Title: Authorised Signatory

By:	/s/ Benedict Foster
Name: Benedict Foster
Title: Authorised Signatory

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

CITIGROUP GLOBAL MARKETS LIMITED

By	/s/ James Barnard
Name: James Barnard
Title: Delegated Signatory

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

DEUTSCHE BANK AG, LONDON BRANCH

By	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

By	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

Co-Manager Underwriter: ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

Co-Manager Underwriter: CastleOak Securities, L.P.

By:	/s/ Philip J. Ippolito
Name: Philip J. Ippolito
Title: Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

Co-Manager Underwriter: Samuel A. Ramirez & Company, INC.

By:	/s/ Lawrence Goldman
Name: Lawrence Goldman
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

Co-Manager Underwriter: R. Seelaus & Co., LLC

By:	/s/ James Brucia
Name: James Brucia
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

Co-Manager Underwriter: Drexel Hamilton, LLC

By:	/s/ Anthony Felice
Name: Anthony Felice
Title: Managing Partner

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

Co-Manager Underwriter: Penserra Securities LLC

By:	/s/ John Pascente
Name: John Pascente
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: September 8, 2021

Co-Manager Underwriter: C.L. King & Associates, Inc.

By:	/s/ Anne Serewicz
Name: Anne Serewicz
Title: Senior Managing Director

[Signature Page to the Underwriting Agreement]

Schedule 1

	Principal Amount
Underwriter	2033 Notes	2051 Notes	2061 Notes	2043 Notes
Merrill Lynch International	€105,000,000.00	€87,500,000.00	€122,500,000.00	£43,751,000.00
Barclays Bank PLC	€105,000,000.00	€87,500,000.00	€122,500,000.00	£43,751,000.00
BNP Paribas	€105,000,000.00	€87,500,000.00	€122,500,000.00	£43,750,000.00
Citigroup Global Markets Limited	€105,000,000.00	€87,500,000.00	€122,500,000.00	£43,750,000.00
Deutsche Bank AG, London Branch	€105,000,000.00	€87,500,000.00	€122,500,000.00	£43,750,000.00
Academy Securities, Inc.	€13,128,000.00	€10,940,000.00	€15,316,000.00	£5,470,000.00
CastleOak Securities, L.P.	€13,128,000.00	€10,940,000.00	€15,316,000.00	£5,470,000.00
R. Seelaus & Co., LLC	€13,128,000.00	€10,940,000.00	€15,316,000.00	£5,470,000.00
Samuel A. Ramirez & Company, Inc.	€13,128,000.00	€10,940,000.00	€15,316,000.00	£5,470,000.00
C.L. King & Associates, Inc.	€5,622,000.00	€4,685,000.00	€6,559,000.00	£2,342,000.00
Drexel Hamilton, LLC	€5,622,000.00	€4,685,000.00	€6,559,000.00	£2,342,000.00
Loop Capital Markets LLC	€5,622,000.00	€4,685,000.00	€6,559,000.00	£2,342,000.00
Penserra Securities LLC	€5,622,000.00	€4,685,000.00	€6,559,000.00	£2,342,000.00

Total:	€600,000,000	€500,000,000	€700,000,000	£250,000,000

Schedule 2

Representatives and Addresses for Notices:

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ, United Kingdom

Attention: Syndicate Desk

Tel: +44 (0)20 7995 3966

Fax: +44 (0)20 7995 0048

Email: dcm_london@bofa.com

Barclays Bank PLC

5 The North Colonnade

Canary Wharf, London E14 4BB, United Kingdom

Attention: Debt Syndicate

Tel: +44 (0)20 7773 9098

Email: LeadManagedBondNotices@barclayscorp.com

BNP Paribas

16, boulevard des Italiens

75009 Paris

France

Attention: Fixed Income Syndicate

Citigroup Global Markets Limited

Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB, United Kingdom

Attention: Syndicate Desk

Fax: +44 (0)20 7986 1927

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB, United Kingdom

Attention: Syndicate Desk

Certain Terms of the Securities:

The Securities shall have the terms set forth in the Prospectus, including those set forth on Schedule 4 hereto.

Schedule 3

Time of Sale Information

1.	The Preliminary Prospectus

2.	The Pricing Term Sheet included in Schedule 4

Schedule 4

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-229735

Dated September 8, 2021

Eli Lilly and Company

€1,800,000,000 aggregate principal amount offered

£250,000,000 aggregate principal amount offered

Pricing Term Sheet

0.500% Notes due 2033 (the “2033 Notes”)

1.125% Notes due 2051 (the “2051 Notes”)

1.375% Notes due 2061 (the “2061 Notes”)

1.625% Notes due 2043 (the “2043 Notes”)

(together, the “Notes”)

Issuer:	Eli Lilly and Company (the “Issuer”)

Principal Amount:	2033 Notes: €600,000,000 2051 Notes: €500,000,000 2061 Notes: €700,000,000 2043 Notes: £250,000,000

Maturity Date:	2033 Notes: September 14, 2033 2051 Notes: September 14, 2051 2061 Notes: September 14, 2061 2043 Notes: September 14, 2043

Coupon:	2033 Notes: 0.500% per year 2051 Notes: 1.125% per year 2061 Notes: 1.375% per year 2043 Notes: 1.625% per year

Public Offering Price:	2033 Notes: 99.826% of principal amount 2051 Notes: 97.773% of principal amount 2061 Notes: 97.825% of principal amount 2043 Notes: 97.868% of principal amount

Yield to Maturity (Annual):	2033 Notes: 0.515% 2051 Notes: 1.214% 2061 Notes: 1.447% 2043 Notes: 1.743%

Benchmark Security:	2033 Notes: DBR 0.000% due August 15, 2031 2051 Notes: DBR 0.000% due August 15, 2050 2061 Notes: DBR 0.000% due August 15, 2050 2043 Notes: UKT 4.500% due December 7, 2042

Spread to Benchmark Security:	2033 Notes: +84.1 bps 2051 Notes: +104.8 bps 2061 Notes: +128.1 bps 2043 Notes: +68 bps

Benchmark Security Yield / Price:	2033 Notes: -0.326% / 103.300 2051 Notes: 0.166% / 95.310 2061 Notes: 0.166% / 95.310 2043 Notes: 1.055% / 165.419

Spread to Mid Swaps Yield:	2033 Notes: +37 bps 2051 Notes: +85 bps 2061 Notes: +115 bps

Mid Swaps Yield:	2033 Notes: 0.145% 2051 Notes: 0.364% 2061 Notes: 0.297%

Interest Payment Dates:

2033 Notes: Annually on September 14, commencing September 14, 2022

2051 Notes: Annually on September 14, commencing September 14, 2022

2061 Notes: Annually on September 14, commencing September 14, 2022

2043 Notes: Annually on September 14, commencing September 14, 2022

Redemption Provisions:

Make-whole Call:

2033 Notes: Prior to June 14, 2033, make-whole plus 15 bps, plus accrued and unpaid interest, if any

2051 Notes: Prior to March 14, 2051, make-whole plus 20 bps, plus accrued and unpaid interest, if any

2061 Notes: Prior to March 14, 2061, make-whole plus 20 bps, plus accrued and unpaid interest, if any

2043 Notes: Prior to March 14, 2043, make-whole plus 10 bps, plus accrued and unpaid interest, if any

Par Call:

2033 Notes: On or after June 14, 2033, at 100% plus accrued and unpaid interest, if any

2051 Notes: On or after March 14, 2051, at 100% plus accrued and unpaid interest, if any

2061 Notes: On or after March 14, 2061, at 100% plus accrued and unpaid interest, if any

2043 Notes: On or after March 14, 2043, at 100% plus accrued and unpaid interest, if any

Tax Redemption:	The notes of each series will be redeemable, in whole but not in part, at the option of the Issuer in the event of certain developments affecting United States taxation at a redemption price equal to 100% of the principal amount of the notes of such series, plus accrued and unpaid interest on the notes of such series to the applicable redemption date. See “Description of the Notes—Redemption Upon a Tax Event” in the Preliminary Prospectus Supplement for further terms and provisions applicable to redemption of the Notes under these circumstances.

Underwriting Discounts:	2033 Notes: 0.450% 2051 Notes: 0.625% 2061 Notes: 0.675% 2043 Notes: 0.550%

CUSIP / ISIN / Common Code:	2033 Notes: 532457 CA4 / XS2386186063 / 238618606 2051 Notes: 532457 CB2 / XS2386186576 / 238618657 2061 Notes: 532457 CC0 / XS2386220698 / 238622069 2043 Notes: 532457 CD8 / XS2386286442 / 238628644

Trade Date:	September 8, 2021

Settlement Date*:	September 14, 2021 (T+4), Euroclear/Clearstream

Ratings**:	(Intentionally Omitted)

Denominations:	Euro-denominated notes: €100,000 x €1,000

GBP-denominated notes: £100,000 x £1,000

Stabilization:	Stabilization/FCA

Day Count:	Actual / Actual (ICMA)

Offering Format:	SEC Registered

Listing:	Application will be made to list the Notes on the New York Stock Exchange

Joint Book-Running Managers:	Merrill Lynch International Barclays Bank PLC BNP Paribas Citigroup Global Markets Limited Deutsche Bank AG, London Branch

Senior Co-Managers:	Academy Securities, Inc. CastleOak Securities, L.P. R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc.

Co-Managers:	C.L. King & Associates, Inc. Drexel Hamilton, LLC Loop Capital Markets LLC Penserra Securities LLC

Changes to the Preliminary Prospectus Supplement:

The following change will be made to the Preliminary Prospectus Supplement.

The following paragraph under “Description of the Notes—Redemption for Reason of Minimal Outstanding Amount” on page S-23 and each other location where such or similar information appears in the Preliminary Prospectus Supplement has been deleted:

“We may at any time purchase notes in the open market, pursuant to a tender offer or otherwise and at any price. Such acquired notes may be cancelled, held or resold; provided that in the case of resale, if any such resold notes are not fungible with the notes of the original series of acquired notes for U.S. federal income tax purposes, such resold notes will have separate CUSIP, Common Code and ISIN numbers. In the event that we have purchased notes of a series equal to or greater than 80% of the aggregate principal amount of notes of such series initially issued, we may redeem, in whole, but not in part, the remaining notes of such series on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.”

*

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the Trade Date or the next succeeding business day will generally be required, by virtue of the fact that the Notes initially settle on the fourth U.S. business day following the Trade Date, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

**	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (Reg. No. 333-229735) (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling BofA Securities at 1-800-294-1322, Barclays at 1-888-603-5847, BNP Paribas at 1-800-854-5674, Citigroup at 1-800-831-9146 or Deutsche Bank at 1-800-503-4611.

Relevant stabilization regulations including FCA/ICMA will apply. UK MiFIR and MiFID II professionals / ECPs-only / No UK or EEA PRIIPs KID – Manufacturer target market (MIFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

This pricing term sheet supplements the preliminary prospectus supplement issued by Eli Lilly and Company on September 7, 2021 relating to its prospectus dated February 19, 2019.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

ELI LILLY AND COMPANY

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

(DEBT SECURITIES)

February 20, 2014

From time to time, Eli Lilly and Company, an Indiana corporation (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that provide for the sale of designated securities (the “Offered Securities”) to the several underwriters named therein (each an “Underwriter” and collectively, the “Underwriters”) for whom certain Underwriter(s) named therein shall act as representative(s) (the “Representative(s)”). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S–3 relating to, inter alia, the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus generally relating to the debt securities (the “Basic Prospectus”) and a prospectus supplement specifically relating to the Offered Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration

1

Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of the Offered Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when sales of the Offered Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement, or such other schedule as specified therein, for such offering as constituting part of the Time of Sale Information.

1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the best of the knowledge of the Company, threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus Supplement and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration

2

Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.

(b) The Time of Sale Information, at the Time of Sale and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, without the consent of the Representatives, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information, (v) any electronic road show or (vi) any other written communications in connection with the offering contemplated hereby approved in writing in advance by the Representative(s). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that

3

the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in any Issuer Free Writing Prospectus or Preliminary Prospectus.

(d) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information complied or will comply when so filed in all material respects with the Exchange Act, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Indiana, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(f) Each significant subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly incorporated or organized, as applicable, is validly existing as a corporation or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company,

4

enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(i) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its significant subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any significant subsidiary, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as have been obtained and except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(k) There has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the Time of Sale Information.

(l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Prospectus or to be

5

filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required in or with the Registration Statement, the Time of Sale Information and the Prospectus.

(m) Each of the Company and its significant subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent that the failure to possess, declare or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(o) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

6

(p) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(q) The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r) The Company has policies and procedures in place that are reasonably designed to ensure compliance with the various anti-corruption laws in the regions in which the Company conducts business. Except as set forth in the Registration Statement, the Prospectus and the Time of Sale Information, there are no material existing, pending, or to the Company’s knowledge, threatened proceedings that involve allegations that the Company, any of its subsidiaries or any of its directors, officers, agents, employees, or affiliates has violated either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended. No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity is pending or, to the best knowledge of the Company, threatened.

7

(t) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of its directors, officers, agents, employees, or affiliates is (i) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(u) The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Offered Securities.

2. Public Offering. The Company is advised by the Representative(s) that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Representative(s)’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Information and the Prospectus.

3. Purchase and Delivery. Payment for the Offered Securities shall be made in the funds and manner specified and at the time and place set forth in the Underwriting Agreement, upon delivery to the Representative(s) for the respective accounts of the several Underwriters of the Offered Securities, registered in such names and in such denominations as the Representative(s) shall request in writing not less than two full business days prior to the date of delivery. The Company shall not be obligated to deliver any Offered Securities except upon payment for all the Offered Securities to be purchased as herein provided.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any

8

jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) Subsequent to the earlier of (x) the Time of Sale and (y) the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading in the rating accorded any of the Company’s securities by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service;

(b) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus, that is material and adverse and that makes it impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Prospectus; and

(c) the Representative(s) shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

(d) The Representative(s) shall have received on the Closing Date an opinion of counsel of Covington & Burling LLP, dated the Closing Date, to the effect set forth in Exhibit A.

(e) The Representative(s) shall have received on the Closing Date an opinion of a deputy general counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B.

9

(f) The Representative(s) shall have received on the Closing Date opinions of Davis Polk & Wardwell LLP, special counsel for the Underwriters, or other counsel acceptable to the Representative(s), dated the Closing Date, to the effect set forth in Exhibits C-1 and C-2.

(g) The Representative(s) shall have received on the date of the Underwriting Agreement and on the Closing Date letters, dated as of such dates, in form and substance reasonably satisfactory to the Representative(s), from the Company’s independent auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus.

5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 4 hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative(s) may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date.

(b) To furnish the Representative(s), without charge, a copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement and each Issuer Free Writing Prospectus (if applicable) as the Representative(s) may reasonably request.

10

(c) During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before amending or supplementing the Registration Statement (other than an amendment relating exclusively to securities other than the Offered Securities) or the Prospectus with respect to the Offered Securities, to furnish to the Representative(s) a copy of each such proposed Issuer Free Writing Prospectus, amendment or supplement and, with respect to any such filing on or after the date hereof and prior to the Closing Date, not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or to file any such proposed amendment or supplement to which the Representative(s) reasonably object; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representatives a reasonable amount of time in advance of such filing.

(d) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exists as a result of which it is necessary to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus in order that the same not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, as then amended or supplemented to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters either amendments or supplements to the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus that will correct such untrue statement or omission or will effect such compliance.

(e) To endeavor to qualify, and to cooperate with the Underwriters in an endeavor to qualify, the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative(s) shall reasonably request and to pay all expenses (including reasonable fees and disbursements of one counsel for the Underwriters not to exceed $5,000) in connection with such qualification

11

and in connection with (i) the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Representative(s) may designate and (ii) any review of the offering of the Offered Securities by the Financial Industry Regulatory Authority, Inc.; provided, however that the Company need not qualify the Offered Securities for offer and sale in any jurisdiction where such qualification would, in the reasonable opinion of the Company, be unduly burdensome to the Company.

(f) To make generally available to the Company’s security holders and to the Representative(s) as soon as reasonably practicable an earnings statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(g) During the period beginning on the date of the Underwriting Agreement and continuing to and including the later of (1) the Closing Date and (2) the termination of this Underwriting Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) medium-term notes and commercial paper issued in the ordinary course of business), without the prior written consent of the Representative(s).

(h) To pay all costs, expenses, fees and taxes incident to the preparation, printing, authorization, issuance, sale and delivery of the Offered Securities; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus, including any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and any documents incorporated by reference in any of the foregoing documents; the costs of any filings with the Financial Industry Regulatory Authority, Inc. in connection with the Offered Securities; fees paid to rating agencies in connection with the rating of any debt securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the jurisdictions as provided in this Section and of preparing and printing a Blue Sky Memorandum, and a memorandum concerning the legality of Offered

12

Securities as an investment (including fees and expenses of one counsel to the Underwriters in connection therewith); and all other costs and expenses incident to the performance of the Company’s obligations set forth herein; provided that, except as provided in this Section and in Section 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

(i) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Securities Act, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 to the Underwriting Agreement or prepared pursuant to Section 1(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Offered Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and the directors, officers, employees and agents of each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims,

13

damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representative(s) expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, any Issuer Free Writing Prospectus or any Time of Sale Information.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 7 that the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel reasonably incurred related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees

14

and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative(s), in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in the first or second paragraph in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Offered Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, in respect thereof. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

15

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of the aggregate principal amount of Offered Securities purchased by each of such Underwriters under the Underwriting Agreement, and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

8. Termination. This Agreement shall be subject to termination in the Representative(s)’ absolute discretion, by notice given to the Company, if, after the earlier of the Time of Sale and the execution and delivery of the Underwriting Agreement and prior to the Closing Date, any of the following shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NYSE Alternext US; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or

16

war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative(s) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

9. Defaulting Underwriters. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names above bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative(s) may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representative(s) and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative(s) or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Payment of Expenses Upon Termination. If this Agreement shall be terminated by the Representative(s) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities, and upon demand, the Company shall pay the full amount to

17

the Representative(s). If this Agreement is terminated pursuant to Section 8 hereof or pursuant to Section 9 hereof, the Company shall not be obligated to reimburse the Underwriters for such expenses.

11. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18

Annex A

[Form of Underwriting Agreement]

Underwriting Agreement

            , 20

[Name(s) of Representative(s)]

As Representative(s) of the

several Underwriters listed

in Schedule 1 hereto

c/o [Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

Eli Lilly and Company, an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), $             principal amount of its     % Notes due 20         having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of February 1, 1991 (as may be supplemented from time to time, the “Indenture”) between the Company and Citibank, N.A., as trustee (the “Trustee”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to     % of the principal amount thereof plus accrued interest, if any, from             , 20         to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative(s) is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of [specify closing location] at 10:00 A.M., New York City time, on             , 20        , or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative(s) and the Company may agree upon in writing (the “Closing Date”).

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative(s) against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note (or a true copy thereof) will be made available for inspection by the Representative(s) not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions (Debt Securities) is otherwise defined herein, the definition set forth herein shall control.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

2

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ELI LILLY AND COMPANY

By
Title:

Accepted:             , 20

[NAME(S) OF REPRESENTATIVE(S)]

For [itself] [themselves] and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By
Authorized Signatory

3

(i)            Schedule 1

Underwriter	Principal Amount

$

Total	$

Schedule 2

Representative(s) and Address(es) for Notices:

Certain Terms of the Securities:

Title of Securities:     % Notes due 20

Aggregate Principal Amount of Securities: $

Maturity Date:             , 20

Interest Rate:     %

Interest Payment Dates:                      and                     , commencing             , 20

Record Dates:                                     and

Redemption Provisions:

[Other Provisions:]

Schedule 3

Time of Sale Information

1.	The Preliminary Prospectus.

2.	The Pricing Term Sheet included in Schedule 4

3.	[list each Issuer Free Writing Prospectus to be included in the Time of Sale Information]

Schedule 4

Eli Lilly and Company

Pricing Term Sheet

Issuer:	Eli Lilly and Company
Principal Amount:	$
Maturity:	, 20
Coupon:	%
Price:	% of face amount
Yield to maturity:	%
[Benchmark Treasury:	]
[Spread to Benchmark Treasury:	%]
[Benchmark Treasury [Price] and Yield:	%]
Interest Payment Dates:	and , commencing , 20
Redemption Provisions:
Make-whole call	At any time at a discount rate of Treasury plus basis points
Settlement:	T+ ; , 20
CUSIP:
Ratings:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free [                    ] [or emailing [                    ] at [                    ].]

EXHIBIT A

FORM OF OPINION OF

COVINGTON & BURLING LLP

[Closing Date]

[Name[s] of Managing Underwriters]

As Representatives of the Underwriters

set forth on Schedule [        ] of the Underwriting Agreement

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

We have acted as special counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the issuance and sale on the date hereof by the Company of $[amount] aggregate principal amount of its [designation of security] (the “Notes”) under the Indenture, dated as of February 1, 1991 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”), and the purchase of the Notes by the several underwriters (the “Underwriters”) set forth on Schedule 1 of the Underwriting Agreement, dated             , 20         (the “Underwriting Agreement”), among the Company and                 ,                  and                 , as representatives of the Underwriters (the “Representatives”). This letter is delivered to you pursuant to Section 4(d) of the Standard Provisions (Debt Securities) attached to, and incorporated in, the Underwriting Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Underwriting Agreement.

We have reviewed:

(i)	the Underwriting Agreement;

(ii)

the Company’s Registration Statement on Form S-3, Registration No. 333-        , filed with the Securities and Exchange Commission (the “Commission”) on             , 20         (the “Registration Statement”), registering, inter alia, the Notes for sale under the Securities Act of 1933, as amended (the “Securities Act”);

(iii)	the Indenture;

(iv)	a copy of the Global Note representing the Notes furnished by the Trustee;

(v)	a copy of the Global Note representing the Notes furnished by the Trustee;

(vi)

the preliminary prospectus, consisting of the prospectus, dated             , 20         (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated             , 20        , with respect to the offer and sale of the Notes, filed with the Commission on             , 20         pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus”);

(vii)

the pricing term sheet, dated             , 20        , relating to the offering of the Notes, filed with the Commission on             , 20         pursuant to Rule 433(d) under the Securities Act (together with the Preliminary Prospectus, the “General Disclosure Package”); and

(viii)

the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated             , 20        , with respect to the offer and sale of the Notes, filed with the Commission on             , 20         pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. The Underwriting Agreement, the Notes and the Indenture are collectively referred to as the “Documents.”

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all legal right, power and authority and, except as set forth in our opinion in paragraph 10 below, has obtained all authorizations and approvals of governmental authorities necessary (A) to issue and sell the Notes and (B) to execute, deliver and perform its obligations under the Documents, (ii) the issuance and sale of the Notes and the execution, delivery and performance by the Company of its obligations under the Documents have been duly authorized by the Company, (iii) the Notes have been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New York), (iv) the Underwriting Agreement has been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New York), and (v) the Indenture has been duly executed and delivered by the Company. We have assumed further that the Trustee and the Representatives have duly authorized, executed and delivered the Documents to which each is a party.

2

We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and on information regarding the Company contained in the Registration Statement and the Prospectus.

Our statement in paragraph 5 below as to stop orders and related proceedings is based solely on a review of the list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at          a.m.(New York City time) on the date hereof.

As used in this opinion, all references to the “Registration Statement,” the “Preliminary Prospectus” and the “Prospectus” include all documents incorporated by reference therein, to the extent not modified or superseded by statements or other information in the Registration Statement, Preliminary Prospectus or Prospectus or in later filed material so incorporated. In addition, the qualification in paragraphs 5 and 9 of this letter “to the best of our knowledge” and “known to us” mean the actual knowledge, but not constructive or imputed knowledge, of the attorneys in our firm who have rendered legal services on behalf of our firm for the Company, without any representation or implication that any inquiry has been made with respect to such statements.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1. The Indenture is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

2. The Company has duly executed and delivered the Notes (insofar as the validity of such execution and delivery is governed by the law of the State of New York).

3. The Company has duly executed and delivered the Underwriting Agreement (insofar as the validity of such execution and delivery is governed by the law of the State of New York).

4. When the Notes have been (a) duly authenticated and delivered by the Trustee in accordance with the Indenture and (b) issued and delivered by the Company against payment of the purchase price therefor in accordance with the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture.

3

5. The Registration Statement is effective under the Securities Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

6. The statements in the General Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” insofar as such statements constitute summaries of the documents referred to therein, are accurate in all material respects and fairly summarize such documents.

7. The statements in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, or legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.

8. The Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the Securities Act, and the Prospectus, as of the date thereof (excluding (i) the financial statements, including the notes thereto, and the other financial data included therein and (ii) the Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

9. The issuance of the Notes and the execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby in accordance with the terms thereof do not violate any New York or federal statute, law, rule or regulation known to us to which the Company is subject.

10. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of America is required on the part of the Company for the issuance of the Notes or the execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated thereby in accordance with the terms thereof, except (i) those already obtained or made and (ii) those required under federal and state securities laws.

The foregoing opinions are subject to the following qualifications:

(a)	We express no opinion as to:

(i)	waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law;

4

(ii)

indemnification, contribution, or exculpation provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy;

(iii)	provisions for liquidated damages and penalties, penalty interest and interest on interest;

(iv)	provisions requiring amendments and waivers to be in writing;

(v)	provisions making notices effective even if not actually received; or

(vi)	provisions purporting to make a party’s determination conclusive.

(b) We express no opinion as to any state securities or blue sky laws, rules or regulations or as to any federal or state anti-fraud statute, rule or regulation. To the extent we are passing upon the compliance of the Documents and the transactions contemplated thereby with federal securities laws, we have necessarily assumed the accuracy, completeness and fairness of the statements made or included in the General Disclosure Package and the Prospectus, except as set forth in our opinions in paragraphs 6 and 7 above.

(c) We express no opinion as to any legal requirements or restrictions applicable to the Underwriters or any investor.

(d) Our opinions in paragraphs 9 and 10 above are limited to laws and regulations that in our experience are normally applicable to transactions of the type contemplated by the Documents and do not extend to laws or regulations relating to, or to licenses, permits, approvals and filings necessary for, the conduct of the Company’s business or to any environmental laws or regulations.

(e) Except as specifically set forth in paragraph 7 above, we express no opinion as to any tax laws or the Employee Retirement Income Security Act of 1974, as amended, or any comparable state law.

In addition, in accordance with our understanding with the Company as to the scope of our services in connection with the offering of the Notes, as special counsel to the Company, we reviewed the Registration Statement, the General Disclosure Package and the Prospectus and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants. On the basis of the information which was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice

5

under the federal securities laws, we confirm to you that nothing which came to our attention in the course of such review has caused us to believe that: (a) the Registration Statement, on the date of effectiveness of the Registration Statement as provided in Rule 430B(f)(2) of the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, General Disclosure Package or the Prospectus, except as specified in paragraphs 6 and 7 above. Also, we do not express any opinion or belief as to the financial statements, including the notes thereto, and the other financial data included or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus or with respect to the Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any law other than the law of the State of New York and, to the extent expressly referred to herein, the federal law of the United States of America.

This letter is given to you as Representatives of the several Underwriters and is solely for the benefit of the Underwriters. It may not be disclosed to or relied upon any other person without our written consent.

Very truly yours,

6

EXHIBIT B

FORM OF OPINION OF

DEPUTY GENERAL COUNSEL OF COMPANY

[Closing Date]

[Name[s] of Managing Underwriters]

As Representatives of the Underwriters

set forth on Schedule [    ] of the Underwriting Agreement

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

This opinion is being rendered to the Underwriters (as defined below) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated             , 20        , between Eli Lilly and Company (the “Company”) and the underwriters named therein (the “Underwriters”), pursuant to which the Underwriters severally agreed to purchase, and the Company agreed to sell to the Underwriters, $[amount] aggregate principal amount of the Company’s [designation of security] (the “Notes”). I am the Secretary and Deputy General Counsel of the Company. This opinion is being rendered to the Underwriters and the Trustee (as defined below) at the request of the Company.

I have examined the corporate proceedings of the Company with respect to:

(a) the organization of the Company pursuant to its Amended Articles of Incorporation;

(b) the authorization of the execution by the Company of (1) the Indenture (the “Indenture”), dated as of February 1, 1991, between the Company and Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”) to Citibank, N.A., the original trustee and (2) the Underwriting Agreement;

(c) the authorization of the issuance of the Notes under the Indenture;

(d) the authorization of the sale of the Notes in accordance with the provisions of the Underwriting Agreement;

(e) the Company’s Registration Statement on Form S-3 (File No. 333-            ) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of certain debt securities (including the Notes) of the Company, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on             , 20        , including the exhibits thereto and the Incorporated Documents (as defined below) (such Registration Statement, at the time it became effective on             , 20        , being hereinafter called the “Registration Statement”);

(f) the Company’s prospectus, dated             , 20        , as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on             , 20         (such prospectus, including the Incorporated Documents, being hereinafter called the “Base Prospectus”);

(g) the Company’s preliminary prospectus supplement, dated             , 20        , as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on             , 20         (such preliminary prospectus supplement, including the Base Prospectus attached thereto and the Incorporated Documents, being hereinafter called the “Preliminary Prospectus”); and

(h) the Company’s final prospectus supplement, dated             , 20        , as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on             , 20         (such final prospectus supplement, including the Base Prospectus attached thereto and the Incorporated Documents, being hereinafter called the “Prospectus”).

As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, means the documents filed by the Company with the Commission subsequent to December 31, 20         and incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3.

In preparing this opinion, I have examined and relied upon, among other things, such certificates of public officials and of officers and employees of the Company and such originals or copies, certified or otherwise identified to my satisfaction, of corporate documents and records of the Company as I deemed necessary or appropriate for the purposes hereof.

2

On the basis of, and in reliance on, the foregoing and subject to the assumptions, exceptions, qualifications and limitations contained herein, I am of the opinion that:

1.

The Company has been duly incorporated in, and is a validly existing corporation under the laws of, the State of Indiana and has the corporate power and authority to carry on its business which it is now conducting and to own or lease and operate its assets and properties, as described in the Prospectus.

2.

No consent or approval by, notice to, or registration with any governmental authority of the State of Indiana (other than compliance with the blue sky or securities laws, as to which I give no opinion) is required on the part of the Company in connection with the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Indenture and the Notes.

3.	The Indenture and the Underwriting Agreement have been duly and validly authorized, executed and delivered by the Company.

4.

The issuance and sale of the Notes by the Company pursuant to the Underwriting Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and the Notes have been duly and validly executed and delivered by the Company.

5.

Neither the execution and filing of the Registration Statement or the Indenture by the Company, the execution, issuance and delivery of the Notes by the Company nor the consummation by the Company of the transactions contemplated by the Underwriting Agreement, nor compliance by the Company with any of the provisions thereof, will:

a.

violate, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or subject any of the properties or assets of the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) to any encumbrance, easement or other restriction that would detract materially from its value or materially impair its use in the operation of the Company’s business

3

pursuant to any of the terms, conditions or provisions of, (i) the Amended Articles of Incorporation or the By-laws of the Company or the corresponding charter documents of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) or (ii) to my knowledge, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation known to me to which the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) is a party or by which they or any of their respective properties or assets may be bound or affected; or

b.

violate any statute, rule or regulation of the State of Indiana (other than Indiana securities or blue sky laws, as to which I give no opinion) or, to my knowledge, any order, writ, injunction or decree applicable to the Company, any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) or any of their respective properties or assets.

6.

To the extent of matters which have been brought to my attention, after due inquiry, and upon the basis of information furnished to me, after due inquiry, I am aware of no action, suit or proceeding pending or threatened against or affecting the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) or any of their respective properties before or by any court, governmental official, commission, board or other administrative agency, which would have a material adverse effect on the consolidated results of operations or financial position of the Company and its subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

7.

The statements in Item 3 of Part I of the Company’s annual report on Form 10-K for the year ended December 31, 20         under the caption “Legal Proceedings” and in Item 15 of Part II of the Registration Statement, in each case insofar as such statements describe the provisions of laws or legal proceedings, fairly summarize in all material respects the matters referred to therein.

I am a member of the bar of the State of Indiana, and I express no opinion as to matters governed by the laws of any other jurisdiction (other than the federal laws of the United States of America), except that I express no opinion with respect to federal securities laws or state securities or blue sky laws.

I hereby consent that Covington & Burling LLP and Davis Polk & Wardwell LLP may rely upon this opinion as if it were addressed to them.

4

The foregoing opinion is rendered as of the date hereof, and I assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur.

The opinions expressed in this letter are solely for your benefit in connection with the issuance of the Notes and may not be used, disseminated or relied upon in any manner by you for any other purpose, or by any other person or entity for any purpose, without my prior written consent.

Yours truly,

James B. Lootens

Corporate Secretary and Deputy General Counsel

5

EXHIBIT C-1

FORM OF OPINION OF

DAVIS POLK & WARDWELL LLP

[Closing Date]

[Name[s] of Managing Underwriters]

as Representative[s] of the several Underwriters named in

[Schedule 1 to] the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

We have acted as counsel for you and the other several Underwriters named in Schedule 1 (the “Underwriters”) to the Underwriting Agreement dated             , 20         (the “Underwriting Agreement”), including the Standard Provisions (Debt Securities) incorporated by reference therein dated             , 20        , with Eli Lilly and Company, an Indiana corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company $[amount] aggregate principal amount of its [designation of security] (the “Notes”). The Notes are to be issued pursuant to the provisions of the Indenture dated as of February 1, 1991 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”) to Citibank N.A. This opinion is being rendered to you pursuant to Section 4(f) of the Underwriting Agreement.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also reviewed the Company’s registration statement on Form S-3 (Registration No. 333-            ) [and Amendment(s) No.      thereto] (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated             , 20         (the “Preliminary Prospectus Supplement”) relating to the Securities, [list free writing prospectuses, if any, that form part of the Disclosure Package to be covered by the opinion] [and] the prospectus supplement dated             , 20         relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on date of filing pursuant to Rule 462(e). The registration statement [as amended] at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated             , 20         relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by [the Preliminary Prospectus Supplement], together with the free writing prospectus[es] set forth in Schedule 3 to the Underwriting Agreement for the Securities are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(1) Assuming the due authorization, execution and delivery by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights

2

generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to [(x)] the enforceability of any waiver of rights under any usury or stay law [or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest].

(2) Assuming the due authorization of the Notes by the Company, the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture, provided that we express no opinion as to [(x)] the enforceability of any waiver of rights under any usury or stay law or [(y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest].

We have considered the statements included in the Disclosure Package under the captions “[Description of the Notes,]” “[Underwriting,]” “[Description of Debt Securities]” and “[Plan of Distribution]” and in the Prospectus under the captions “[Description of the Notes,]” “[Underwriting,]” “[Description of Debt Securities]” and “[Plan of Distribution]” insofar as they summarize provisions of the Indenture, the Notes and the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

In rendering the opinions in paragraphs (1) and (2) above, we have assumed that each party to the Indenture, the Underwriting Agreement and the Notes (the “Documents”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any

3

agreement or other instrument binding upon such party and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto, (other than as expressly covered above in respect of the Company).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. [Insofar as the foregoing opinion involves matters governed by the laws of Indiana, we have relied, without independent investigation, on the opinion of [name of counsel for the Company], counsel for the Company, delivered to you today pursuant to the Underwriting Agreement.]

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

4

Exhibit C-2

FORM OF 10b-5 LETTER OF

DAVIS POLK & WARDWELL LLP

[Closing Date]

[Name[s] of Managing Underwriters]

as Representative[s] of the several Underwriters named in

[Schedule 1 to] the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

We have acted as counsel for you and the other several Underwriters named in Schedule 1 (the “Underwriters”) to the Underwriting Agreement dated             , 20         (the “Underwriting Agreement”), including the Standard Provisions (Debt Securities) incorporated by reference therein dated             , 20        , with Eli Lilly and Company, an Indiana corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company $[amount] aggregate principal amount of its [designation of security] (the “Notes”). This opinion is being rendered to you pursuant to Section 4(f) of the Underwriting Agreement.

We have reviewed the Company’s registration statement on Form S-3 (Registration No. 333-            ) [and Amendment Nos.      thereto] (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of [the preliminary prospectus supplement dated             , 20         (the “Preliminary Prospectus Supplement”) relating to the Securities,] [list free writing prospectuses, if any, that form part of the Disclosure Package to be covered by the opinion] [and] the prospectus supplement dated             , 20         relating to the Securities (the “Prospectus Supplement”). The registration statement [as amended] at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated             , 20         relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by [the Preliminary Prospectus Supplement], together with the free writing prospectus[es] set forth in Schedule 3 to the Underwriting Agreement for the Securities are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Disclosure Package under the captions “[Description of the Notes,]” “[Underwriting,]” “[Description of Debt Securities]” and “[Plan of Distribution]” and in the Prospectus under the captions “[Description of the Notes,]” “[Underwriting,]” “[Description of Debt Securities]” and “[Plan of Distribution]”). However, in the course of our acting as counsel to you in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification, except as stated above:

(i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder and

(ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a) on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) at the Time of Sale, [[            ] [a.m.][p.m.] (New York City time)], the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

(c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,